Exhibit 99.2

BACKSTOP COMMITMENT AGREEMENT

BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of [            ], is by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation (“CEOC”), and the investors identified on Schedule I hereto to the extent such parties are not Terminating Preferred Backstop Investors (each, a “Preferred Backstop Investor” and, collectively, the “Preferred Backstop Investors”).

RECITALS

WHEREAS, on [            ] (the “Petition Date”), CEOC and certain debtor affiliates (collectively, the “Debtor”) anticipate commencing jointly administered proceedings (the “Chapter 11 Proceedings”) for relief under chapter 11 of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the Bankruptcy Court (as defined in the Restructuring Support Agreement) (and such case, the “Bankruptcy Case”);

WHEREAS, in connection with the Chapter 11 Proceedings, the Debtor has engaged in good faith negotiations with certain parties in interest regarding the terms of the Bankruptcy Plan of Reorganization of the Debtor (the “Plan”), which Plan shall be consistent in all material respects with the Restructuring Term Sheet setting forth the principal terms to be included in the Plan and attached as Exhibit A to the Restructuring Support Agreement;

WHEREAS, pursuant to the Plan, CEOC has agreed to cause the formation of [REIT] (the “Company”), and the Company has agreed to, in each case on the terms and conditions set forth therein, commence a rights offering (the “Rights Offering”) whereby holders1 (each a “Holder” and collectively, the “Holders”) of the Senior Secured Notes (as defined below) shall be granted non-transferable rights (“Rights”) to purchase up to [                ] shares of Preferred Stock (as defined below) issued by the Company in the aggregate at a purchase price of $[        ] per share (“Per Share Purchase Price”) payable in cash for aggregate proceeds to the Company of $250.0 million pursuant to the Offering Conditions;

WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein and in consideration of the payment of the Commitment Payment (as defined below), the Company is willing to sell, and the Preferred Backstop Investors are willing to purchase, on the Effective Date, the total number of Preferred Stock not purchased by Holders in the Rights Offering (the “Unsubscribed Shares”).

[1]	NTD. To extent Preferred Stock is not 1145 eligible, holders who purchase in the Rights Offering will be required to rep to being one of a QIB, IAI, or a non-U.S. person under Regulation S as the Rights Offering will be a private placement. Subscription forms should include such an investor qualification. Rights to be distributed pro rata among eligible holders.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. DEFINITIONS.

(a) As used in this Agreement, the following terms shall have the following meanings:

“8.5% Notes” means the 8- 1⁄2% Senior Secured Notes due 2020 in the aggregate principal amount of $1,250,000,000 issued pursuant to that certain Indenture dated as of February 14, 2012 (as modified, supplemented and/or amended and in effect on the date hereof) among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“11.25% Notes” means the 11- 1⁄4% Senior Secured Notes due 2017 in the aggregate principal amount of $2,095,000,000 issued pursuant to that certain Indenture dated as of June 10, 2009 (as modified, supplemented and/or amended and in effect on the date hereof, among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. n/k/a Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“Addendum” has the meaning assigned to it in Section 10.9.

“Additional 9% Notes” means the 9% Senior Secured Notes due 2020 in the aggregate principal amount of $1,500,000,000 issued pursuant to that certain Indenture dated as of February 15, 2013 (as modified, supplemented and/or amended and in effect on the date hereof) among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Approval Motion” has the meaning assigned to it in Section 5.1.

“Approval Order” has the meaning assigned to it in Section 5.1.

“Assumption Agreement” has the meaning assigned to it in Section 10.9.

“Backstop Commitment” means the commitment of each Preferred Backstop Investor to acquire the number of Preferred Stock equal to the product of (i) each such Preferred Backstop Investor’s Backstop Percentage and (ii) the Unsubscribed Shares.

“Backstop Percentage” means the percentage initially equal to the amount of Senior Secured Bonds designated by a Preferred Backstop Investor in writing to KKWC (which amount may not exceed the amount Held by such Preferred Backstop Investor on January 12, 2015) divided by the aggregate amount of Senior Secured Bonds designated by all Preferred Backstop

Investors. Such Backstop Percentage shall be set forth opposite the name of such Preferred Backstop Investor under the heading “Backstop Percentage” on Schedule I hereto (as such Schedule I may be updated pursuant to Section 10.9 hereof and/or to reflect the increase or deduction of Backstop Commitments or Default Shares acquired or disposed of pursuant to the last paragraph of Section 8(a) and Section 8(b)(i) and/or to reflect the removal of a potential Preferred Backstop Investor pursuant to the definition of Preferred Backstop Investor). Schedule I hereto shall not be available to the Preferred Backstop Investors, but each Preferred Backstop Investor shall be entitled to obtain its Backstop Percentage as soon as reasonably practicable after receipt of written request by KKWC.2

“Backstop Purchase Price” means, with respect to any Preferred Backstop Investor, such Preferred Backstop Investor’s Backstop Percentage of the product of the (i) Per Share Purchase Price and (ii) the Unsubscribed Shares.

“Backstop Shares” has the meaning assigned to it in Section 2.2(a).

“Bankruptcy Case” has the meaning assigned to it in the recitals hereto.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

“Bankruptcy Court” has the meaning assigned to it in the recitals hereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Closing” has the meaning assigned to it in Section 2.2(b).

“Commitment Payment” means for each Preferred Backstop Investor a fee equal to the Commitment Percentage of the product of (i) such Preferred Backstop Investor’s Backstop Percentage and (ii) $300 million.

“Commitment Percentage” means 5%, provided such percentage shall increase by an additional 4% for each 240 day period after the Petition Date until the Subscription Commencement Date begins.

“Company” has the meaning assigned to it in the preamble hereto.

“Confirmation Hearing” shall mean the hearing held by the Bankruptcy Court to consider the confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

“Confirmation Order” means the Order of the Bankruptcy Court confirming the Plan.

“Contracts” means any contract, arrangement, note, bond, commitment, purchase order, sales order, franchise, guarantee, indemnity, indenture, instrument, lease, license or other

[2]	NTD: This will be redacted in any public disclosure so the Backstop Percentage is not disclosed unless required by the Bankruptcy Court or regulators.

agreement, understanding, instrument or obligation, whether written or oral, all amendments, supplements and modifications of or for any of the foregoing and all rights and interests arising thereunder or in connection therewith.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs, policies or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Debtor” has the meaning assigned to it in the recitals hereto.

“Defaulting Preferred Backstop Investor” has the meaning assigned to it in Section 8(b)(i).

“Default Purchase Right” has the meaning assigned to it in Section 8(b)(i).

“Default Shares” has the meaning assigned to it in Section 8(b)(i).

“Effective Date” has the meaning assigned to it in the Plan.

“Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“Exculpated Claims” has the meaning assigned to it in Section 9(b).

“Exculpated Parties” has the meaning assigned to it in Section 9(b).

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Held” means (i) Senior Secured Notes beneficially owned by the applicable Preferred Backstop Investor and/or (ii) Senior Secured Notes for which a binding trade confirmation or other similar agreement has been executed on or before January 12, 2015 which Senior Secured Notes are beneficially owned by the applicable Preferred Backstop Investor on or before January 19, 2015.

“Holder” has the meaning assigned to it in the recitals hereto.

“Indemnitees” has the meaning assigned to it in Section 9(a).

“Initial 9% Notes” means the 9% Senior Secured Notes due 2020 in the initial aggregate principal amount of $1,500,000,000 issued pursuant to that certain Indenture dated as of August 22, 2012 (as modified, supplemented and/or amended and in effect on the date hereof) among Caesars Operating Escrow LLC, Caesars Escrow Corporation, Caesars Entertainment Corporation, and U.S. Bank National Association, as trustee.

“KKWC” has the meaning assigned to it in Section 10.9.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“Losses” has the meaning assigned to it in Section 9(a) hereof.

“Milestone” has the meaning assigned to it in Section 5.6.

“Milestone Dates” has the meaning assigned to it in Section 5.6.

“Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes or effects, (a) has had or would reasonably be expected to have or result in a material adverse effect or change in the results of operations, properties, assets, liabilities or condition (financial or otherwise) of the applicable Company Party taken as a whole or (b) has or would reasonably be expected to prevent, materially delay or materially impair the ability of the applicable Company Party to consummate the Rights Offering or the applicable Company Party to consummate any of the transactions contemplated hereby.

“Non-Defaulting Preferred Backstop Investors” has the meaning assigned to it in Section 8(b)(i).

“Non-Terminating Preferred Backstop Investors” means any Preferred Backstop Investor that is not a Terminating Preferred Backstop Investor.

“Order” means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Authority, whether preliminary, interlocutory or final.

“Offering Conditions” means those terms and conditions set forth on Exhibit C.

“Payment Date” has the meaning assigned to it in Section 2.3(a).

“Per Share Purchase Price” has the meaning assigned to it in the recitals hereto.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, first nation, aboriginal or native group or band, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan” has the meaning assigned to it in the recitals hereto.

“Plan Solicitation Order” means an Order entered by the Bankruptcy Court, in form and substance materially consistent with this Agreement and the Restructuring Support Agreement and otherwise reasonably satisfactory to the Preferred Backstop Investors and CEOC, which shall, among other things, approve the disclosure statement relating to the Plan, including the Rights Offering Documents, and set procedures for the solicitation of votes to accept or reject the Plan.

“Preferred Backstop Investor Default” has the meaning assigned to it in Section 8(b)(i).

“Preferred Backstop Investor Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes or effects, has or would reasonably be expected to prevent, materially delay or materially impair the ability of the applicable Preferred Backstop Investor to consummate the transactions contemplated hereby.

“Preferred Backstop Investors” means Five Island Asset Management, DDJ Capital Management, LLC, Whitebox Asymmetric Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Institutional Partners, LP, Elliott Management Corporation (or certain entities or funds managed or affiliated with it), PIMCO, J.P. Morgan Investment Management, Inc., Goldman, Sachs & Co., solely with respect to the Multi Strategy Investing desk of the Americas Special Situations Group, HBK Master Fund L.P., Farallon Capital Partners, L.P., Farallon Capital AA Investors, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital (AM) Investors, L.P., Noonday Offshore, Inc. and Brigade Capital Management, LP (on behalf of funds and accounts managed by it). Notwithstanding the foregoing, Schedule I shall be updated pursuant to Section 10.9 hereof, and shall exclude any Terminating Preferred Backstop Investor. For the avoidance of doubt, to the extent that a party no longer has a Backstop Percentage, such party shall no longer be a “Preferred Backstop Investor.”

“Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $[        ] per share, on terms and conditions set forth on the term sheet attached as Exhibit D hereto, as may be supplemented as appropriate, and subject to definitive documentation acceptable to the Required Preferred Backstop Investors, as determined by such Required Preferred Backstop Investors in their reasonable discretion, to be agreed to on or before the Petition Date; provided, however, that any terms affecting the economics of the Preferred Stock, directly or indirectly, as determined by the Required Preferred Backstop Investors, shall be subject to the Required Preferred Backstop Investors’ sole discretion.

“Required Preferred Backstop Investors” means, as of any date of determination, the Non-Defaulting Preferred Backstop Investors and Non-Terminating Preferred Backstop Investors holding more than 66-2/3% of the total Backstop Commitment, calculated without regard to the Backstop Commitments held by Defaulting Preferred Backstop Investors and Terminating Preferred Backstop Investors.

“Restructuring Support Agreement” means that certain Restructuring Plan Support Agreement, made and entered into as of December 19, 2014, by and among the Debtor, Caesars Entertainment Corporation, LeverageSource III (H Holdings), L.P., LeverageSource V, L.P., and the Consenting Creditors (as defined therein).

“Rights” has the meaning assigned to it in the recitals hereto.

“Rights Offering” has the meaning assigned to it in the recitals hereto.

“[Rights Offering Documents]” has the meaning assigned to it in the Plan and shall be approved by the Bankruptcy Court pursuant to the Plan Solicitation Order in form and substance materially consistent with this Agreement and the Restructuring Support Agreement and otherwise reasonably satisfactory to the Preferred Backstop Investors and CEOC.

“Senior Secured Notes” means the (i) 11.25% Notes, (ii) 8.5% Notes, (iii) Initial 9% Notes and (iv) Additional 9% Notes.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a party to this Agreement.

“Subscription Commencement Date” means the date the Plan Solicitation Package is mailed or distribution is otherwise commenced in accordance with the Plan Solicitation Order.

“Subscription Expiration Date” means             [Insert date that is ten days prior to the Voting Deadline and not less than 20 days after the Subscription Commencement Date] or such later date as the Required Preferred Backstop Investors shall agree.

“Subsidiaries” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Terminating Preferred Backstop Investors” has the meaning assigned in Section 8(a).

“Unsubscribed Shares” has the meaning assigned to it in the recitals hereto.

“Voting Deadline” means the date set by the Bankruptcy Court as the deadline for voting to accept or reject the Plan.

Section 2. RIGHTS OFFERING; BACKSTOP; COMMITMENT PAYMENT.

2.1 Rights Offering.

(a) The Company shall make the Rights Offering pursuant to the Plan, which shall be subject to the Offering Conditions and such other terms and conditions set forth in the Rights Offering Documents.

(b) Ten Business Days prior to the date of the Confirmation Hearing, the Company shall notify the Preferred Backstop Investors of the Rights Offering and the Preferred Backstop Investors shall have the right, but not obligation, upon written notice to the Company to elect to purchase up to 50% of the Preferred Stock issued in the Rights Offering (in addition to each of their rights as a Holder pursuant to the Rights Offering Documents) on the same terms and conditions as the other Holders under the Rights Offering Documents; provided, however, that the Preferred Backstop Investors shall not be required to post funds until the Effective Date. Each Preferred Backstop Investor shall have the right to purchase its pro rata share of such amount, based on its Backstop Percentage and to the extent any Preferred Backstop Investor elects to not purchase its pro rata share, such share(s) shall be made available to the Preferred Backstop Investors that are purchasing their pro rata share.

(c) The Company hereby agrees and undertakes to give, or to cause to be given, to the Preferred Backstop Investors as soon as reasonably practicable, but in no event later than two (2) Business Days, after the entry of the Confirmation Order, by overnight mail, e-mail or by electronic facsimile transmission, (i) written notification setting forth (A) the total number of shares of Preferred Stock purchased by Holders (inclusive of any shares of Preferred Stock purchased pursuant to Section 2.1(b)) in the Rights Offering pursuant to the exercise of Rights and the aggregate cash proceeds received by the Company therefor, (B) the number of Unsubscribed Shares, (C) the Backstop Purchase Price for each Preferred Backstop Investor and (D) the targeted Effective Date and (ii) a subscription form to be completed by each Preferred Backstop Investor to facilitate such Preferred Backstop Investor’s subscription for the Preferred Stock purchased pursuant to this Agreement. In addition, on the first Business Day of each calendar week during the period beginning on the Subscription Commencement Date and ending on the Subscription Expiration Date, the Company shall give, or cause to be given, to the Preferred Backstop Investors by overnight mail, e-mail or by electronic facsimile transmission a written notification setting forth the then most current information as to the total amount of Preferred Stock then subscribed for in the Rights Offering, the number of then unsubscribed Preferred Stock, the Backstop Purchase Price for each Preferred Backstop Investor (as if the Rights Offering were to be concluded with the then current amount of subscribed for Preferred Stock) and the targeted Effective Date.

2.2 Backstop.

(a) On the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in this Agreement, each of the Preferred Backstop Investors hereby agrees, severally and not jointly, to purchase on the Effective Date, and the Company hereby agrees to sell and issue to each such Preferred Backstop Investor, at the Backstop Purchase Price therefor, its Backstop Percentage of the Unsubscribed Shares, subject to the Offering Conditions. The Preferred Stock which each of the Preferred Backstop Investors purchases pursuant to this Agreement are referred to herein as such Preferred Backstop Investor’s “Backstop Shares.” For the avoidance of doubt, any shares of Preferred Stock acquired in the Rights Offering pursuant to Section 2.1(b) shall not be deemed Backstop Shares.

(b) The closing of the purchase and sale of the Backstop Shares hereunder (the “Closing”) will occur on the Effective Date contemporaneously with substantial consummation of the Plan. At the Closing, payment for the Backstop Shares that each Preferred Backstop Investor has agreed to purchase shall be effected by each such Preferred Backstop Investor delivering to the Company in immediately available funds its respective Backstop Purchase Price (ii) against delivery by the Company of the Backstop Shares to which such Preferred Backstop Investor is entitled to and delivery to each Preferred Backstop Investor such certificates, documents or instruments required to be delivered by it to such Preferred Backstop Investor pursuant to this Agreement. The agreements, instruments, certificates and other documents to be delivered on the Effective Date by or on behalf of the Company shall be delivered to each applicable Preferred Backstop Investor in accordance with Section 10.3 hereof.

2.3 Commitment Payment.

(a) The Commitment Payment shall be earned upon the entry of the Approval Order and shall be payable, with respect to a Preferred Backstop Investor, upon the earlier of (x) the Effective Date of the Plan and (y) two Business Days after the termination of this Agreement by or with respect to such Preferred Backstop Investor, provided that the Commitment Payment, with respect to a Preferred Backstop Investor, shall not be required to be paid to a particular Preferred Backstop Investor to the extent that such termination of this Agreement with respect to such Preferred Backstop Investor has occurred due to a breach of this Agreement by such Preferred Backstop Investor, to the extent such breach has been determined as solely caused by the Preferred Backstop Investor by a final, non-appealable order entered by a court of competent jurisdiction (such date, the “Payment Date”).

(b) On the Payment Date, CEOC shall pay to each Preferred Backstop Investor, by wire transfer in immediately available funds to an account specified by such Preferred Backstop Investor to CEOC not less than one (1) day prior to the Payment Date, such Preferred Backstop Investor’s pro rata portion of the Commitment Payment based on such Preferred Backstop Investor’s Backstop Percentage (which percentage, for the avoidance of doubt, shall be adjusted pursuant to the definition of Backstop Percentage).

(c) The provisions for the payment of the Commitment Payment and the other provisions provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Preferred Backstop Investors would not have entered into this Agreement, and the Commitment Payment shall, pursuant to the Approval Order, constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY and CEOC. Each of the Company and CEOC (the “Company Parties”) hereby represents and warrants, severally and not jointly, to each of the Preferred Backstop Investors as of the date hereof and as of the Effective Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), on behalf of itself and not any other party, as follows:

3.1 Organization and Qualification; Subsidiaries. Each Company Party and its Subsidiaries has been duly organized and is validly existing and is in good standing under the laws of their respective jurisdictions of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.

3.2 Authorization; Enforcement; Validity. Subject only to Bankruptcy Court approval, each Company Party has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder (including, without limitation (a) the issuance of the Backstop Shares and (b) the payment of the Commitment Payment) in accordance with the terms hereof. The execution and delivery by each Company Party of this Agreement, the performance by each of the Company and CEOC of its obligations hereunder (including, without limitation, (x) the issuance of the Backstop Shares and (y) the payment of the Commitment Payment), have been duly authorized by all requisite action on the part of such Company Party, and no other action on the part of the Company Party is necessary to authorize the execution and delivery by the Company Party of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company Party, and assuming due authorization, execution and delivery by the other parties hereto and subject to Bankruptcy Court approval, this Agreement constitutes the legal, valid and binding obligation of the Company Party, enforceable against the Company Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

3.3 No Conflicts. Assuming that all consents, approvals, authorizations and other actions described in Section 3.4 have been obtained, and except as may result from any facts or circumstances relating solely to any of the Preferred Backstop Investors, the execution, delivery and performance by the Company Party of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, (x) the issuance of the Backstop Shares and (y) the payment of the Commitment Payment) do not and will not: (a) violate, conflict with or result in the breach of the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, operating agreement, limited liability company agreement or similar formation or organizational documents of the Company Party or any of its Subsidiaries; (b) conflict with or violate any Law or Order applicable to the Company or any of its respective assets or properties; (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company Party or its Subsidiaries is a party or to which any of their respective assets or properties are subject, or result in the creation of any Encumbrance on any of their respective assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.4 Consents and Approvals. The execution, delivery and performance by the Company Party of this Agreement do not require any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company Party or any of its Subsidiaries or by which any of their respective assets or properties may be bound, any Contract to which the Company Party or any of its Subsidiaries is a party or by which the Company Party or any of its Subsidiaries may be bound, except the entry of the Approval Order and the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen (14) day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP INVESTORS. Each Preferred Backstop Investor represents and warrants, severally and not jointly, to the Company Parties as of the date hereof and as of the Effective Date (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows:

4.1 Authorization; Enforcement; Validity. Such Preferred Backstop Investor has all necessary corporate, limited liability company or equivalent power and authority to enter into this Agreement and to carry out, or cause to be carried out, its obligations hereunder in accordance with the terms hereof. The execution and delivery by such Preferred Backstop Investor of this Agreement and the performance by such Preferred Backstop Investor of its obligations hereunder have been duly authorized by all requisite action on the part of such Preferred Backstop Investor, and no other action on the part of such Preferred Backstop Investor is necessary to authorize the execution and delivery by such Preferred Backstop Investor of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Preferred Backstop Investor, and assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Preferred Backstop Investor, enforceable against such Preferred Backstop Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

4.2 No Conflicts. The execution, delivery, and performance by such Preferred Backstop Investor of this Agreement do not and will not (a) violate any provision of the organizational documents of such Preferred Backstop Investor; (b) conflict with or violate any

Law or Order applicable to such Preferred Backstop Investor or any of its respective assets or properties; (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Preferred Backstop Investor is a party or to which any of its assets or properties are subject, or result in the creation of any Encumbrance on any of its assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Preferred Backstop Investor Material Adverse Effect on such Preferred Backstop Investor.

4.3 Consents and Approvals. No consent, approval, order, authorization, registration or qualification of or with any court or Governmental Authority or body having jurisdiction over such Preferred Backstop Investor is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approval, order or authorization required under the Bankruptcy Code.

4.4 Investor Representation. (i) It is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, (C) a non-U.S. person under Regulation S under the Securities Act, or (D) the foreign equivalent of (A) or (B) above, and (ii) any securities of the Company acquired by the applicable Preferred Backstop Investor in connection with this Agreement will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 5. ADDITIONAL COVENANTS.

5.1 Approval Motion and Approval Order. CEOC agrees to file a motion and supporting papers (the “Approval Motion”) (including an order in form and substance materially consistent with this Agreement and otherwise reasonably satisfactory to CEOC and the Required Preferred Backstop Investors) seeking an order of the Bankruptcy Court (the “Approval Order”) approving this Agreement.

5.2 Commercially Reasonable Efforts. CEOC agrees to use its commercially reasonable efforts to timely satisfy (if applicable) each of the conditions under Sections 6 and 7 of this Agreement.

5.3 Further Assurances. Each party hereto, without expanding such party’s obligations under the Restructuring Support Agreement other than as specifically contemplated hereby, shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, in each case at the cost of CEOC.

5.4 Use of Proceeds. The Company shall use the net proceeds from the sale of Preferred Stock issued pursuant to the Rights Offering solely as provided in the Plan.

5.5 Milestones. CEOC shall use its reasonable best efforts to cause the following actions (each, individually a “Milestone” and collectively, the “Milestones”) to occur on or before the dates specified below (such corresponding date, the “Milestone Date”);

(a) The motion for the Approval Order shall have been filed no later than 45 days from the Petition Date and the Approval Order shall have been entered by the Bankruptcy Court by no later than 150 days from the date of the filing of such motion;

(b) the Plan Solicitation Order shall have been entered by the Bankruptcy Court by no later than 150 days from the Petition Date;

(c) the Confirmation Order shall have been entered by the Bankruptcy Court by no later than 120 days from the date of entry of the Plan Solicitation Order;

(d) the Company shall file a registration statement under the Securities Exchange Act of 1933, as amended, (the “Registration Statement”) registering the Preferred Stock as soon as practicable following the effective date of the Plan and in any event within 75 days thereafter, and shall cause the Registration Statement to be effective as soon as practicable thereafter;

(e) the Subscription Expiration Date shall have occurred by no later than [240 days after the Petition Date]; and

(f) the Effective Date shall have occurred by no later than [180 days from the date the Confirmation Order becomes a final order].

Section 6. CONDITIONS TO THE BACKSTOP INVESTORS’ OBLIGATIONS. The obligations of each of the Preferred Backstop Investors to purchase the Backstop Shares pursuant to this Agreement on the Effective Date shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any one or more of which may be waived in writing by the Required Preferred Backstop Investors:

6.1 Representations and Warranties. (a) All of the representations and warranties made by the Company Parties in this Agreement shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct as of such date); (b) the Company Parties shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company Parties on or prior to the Effective Date or such earlier date as may be applicable; and (c) with respect to clauses (a) and (b), at the Closing there shall be delivered to the Preferred Backstop Investors a certificate signed by a duly authorized representative of the Company to the foregoing effect.

6.2 Approval Order. The Approval Order shall have been entered by the Bankruptcy Court.

6.3 Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.

6.4 Plan and Rights Offering Documents. (i) Each of the Plan (and the exhibits thereto) and the Confirmation Order, with respect to provisions that could affect the economic interests of the Preferred Backstop Investors or that could be adverse to any of the Preferred Backstop Investors, shall not be inconsistent with this Agreement and the Restructuring Support Agreement, and shall be in form and substance reasonably acceptable to the Required Preferred Backstop Investors, and (ii) the Rights Offering Documents, which shall include the Offering Conditions, shall be in form and substance materially consistent with this Agreement and the Restructuring Support Agreement and otherwise reasonably acceptable to the Required Preferred Backstop Investors and CEOC.

6.5 Conditions to Confirmation. Each of the conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date shall have been satisfied or waived in accordance with the Plan.

6.6 Rights Offering. The Subscription Expiration Date shall have occurred.

6.7 Payment of Amounts. The Company shall have paid each Preferred Backstop Investor such Preferred Backstop Investor’s pro rata portion of the Commitment Payment in accordance with the terms of this Agreement.

Section 7. CONDITIONS TO THE COMPANY’S OBLIGATIONS. The obligations of the Company to issue and sell the Backstop Shares to each of the Preferred Backstop Investors pursuant to this Agreement shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any one or more of which may be waived in writing by CEOC or the Company:

7.1 Representations and Warranties. (a) All of the representations and warranties made by each Preferred Backstop Investor in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties expressly speak as of an earlier date, which shall be true and correct as of such date), except to the extent that the breach of any such representation or warranty would not reasonably be expected to have a Preferred Backstop Investor Material Adverse Effect on such Preferred Backstop Investor and (b) each Preferred Backstop Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by such Preferred Backstop Investor on or prior to the Effective Date.

7.2 Approval Order. The Approval Order shall have been entered by the Bankruptcy Court.

7.3 Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order.

7.4 Conditions to Confirmation. Each of the conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date shall have been satisfied in accordance with the Plan.

7.5 Rights Offering. The Subscription Expiration Date shall have occurred

7.6 Backstop Subscription Forms. CEOC and the Company shall have received a duly executed subscription form from each Preferred Backstop Investor in accordance with Section 2.1(b).

Section 8. TERMINATION.

(a) Termination by the Preferred Backstop Investors. This Agreement may be terminated at any time by any Preferred Backstop Investor with respect to itself (and not with respect to any other Preferred Backstop Investor):

(i) upon the failure of any of the conditions set forth in Section 6 hereof to be satisfied, which failure cannot be cured or is not cured within 10 days of written notice to the Company and CEOC by such Preferred Backstop Investor;

(ii) if any of the Company Parties alters, amends or modifies any term of this Agreement without the consent of the Required Preferred Backstop Investor, or if any alteration, amendment or modification is adverse to any Preferred Backstop Investor, without the consent of each Preferred Backstop Investor;

(iii) if any of the Company Parties breaches any representation or warranty or breaches any covenant applicable to it in any material respect under this Agreement and if such breach is curable, it is not cured within 10 days of written notice to the applicable Company Party by such Preferred Backstop Investor;

(iv) if any of the Milestones shall not have occurred on or prior to the applicable Milestone Date; or

(v) upon the occurrence of any matters set forth in any of clauses (a) through (k) of Section 8 of the Restructuring Support Agreement and/or a Company Termination Event (as defined in the Restructuring Support Agreement) and/or a termination of the Restructuring Support Agreement;

provided that, in the event any Preferred Backstop Investor elects to terminate this Agreement (each, a “Terminating Preferred Backstop Investor”), the Backstop Commitments allocated to such Terminating Preferred Backstop Investor shall be allocated to all Non-Defaulting Preferred Backstop Investors who elect to acquire such Backstop Commitments on a pro rata basis (based on the Backstop Percentages of such electing Non-Defaulting Preferred Backstop Investors), and provided further that in the event no Non-Defaulting Preferred Backstop Investor elects to acquire the Backstop Commitments of the Terminating Preferred Backstop Investors, this Agreement shall terminate.

(b) Termination by the Company.

(i) (A) upon termination of the Restructuring Support Agreement, the Company may terminate this Agreement by written notice to the Preferred Backstop Investors or (B) if any Preferred Backstop Investor breaches this Agreement in a manner that causes a Preferred Backstop Investor Material Adverse Effect with respect to such Preferred Backstop Investor, and if such breach is curable, is not cured within five (5) Business Days after receipt of written notice from the Company to such Preferred Backstop Investor (each, a “Preferred Backstop Investor Default” and any such defaulting Preferred Backstop Investor, a “Defaulting Preferred Backstop Investor”), then following the expiration of the five (5) Business Day notice period, the Company shall follow the procedures set forth in clause (ii) below and each of the other Preferred Backstop Investors (the “Non-Defaulting Preferred Backstop Investors”) shall have the right (the “Default Purchase Right”) but not the obligation, to purchase on the Effective Date all or a portion of the Backstop Shares that were to be purchased by the Defaulting Preferred Backstop Investor (the “Default Shares”) at a price per share equal to the Per Share Purchase Price. To the extent that the Non-Defaulting Preferred Backstop Investors (in the aggregate) desire to purchase more than the total number of Default Shares, such Default Shares shall be allocated between the Non-Defaulting Preferred Backstop Investors pro rata, based on their respective Backstop Percentages.

(ii) As soon as practicable after a Preferred Backstop Investor Default, but in no event later than three (3) Business Days following the Company or CEOC becoming aware of such Preferred Backstop Investor Default, the Company or CEOC shall send a written notice (in accordance with the notice provisions set forth in Section 10.3) to each Non-Defaulting Preferred Backstop Investor, specifying the number of Default Shares. The Non-Defaulting Preferred Backstop Investors shall have five (5) Business Days from receipt of such notice to elect to exercise the Default Purchase Right by notifying the Company and CEOC in writing of its or their election to purchase all or a portion of the Default Shares then available as a result of the Preferred Backstop Investor Default or find a third-party reasonably satisfactory to the Non-Defaulting Preferred Backstop Investors to replace the commitment of the Defaulting Preferred Backstop Investor. If at the conclusion of such five (5) Business Day period, the Non-Defaulting Preferred Backstop Investors have not elected to exercise the Default Purchase Right in its entirety or have not found a third-party to replace the commitment of the Defaulting Backstop Purchaser, then the Company or CEOC may terminate this Agreement.

(iii) Notwithstanding anything to the contrary in this Section 8(b), in addition to any liability to the Company or CEOC, the parties agree that any Defaulting Preferred Backstop Investor will be liable to the Non-Defaulting Preferred Backstop Investors for the consequences to the Non-Defaulting Preferred Backstop Investors of its breach and that the Non-Defaulting Backstop Purchasers can enforce rights of damages and/or specific performance pursuant to Section 10.18 immediately upon the expiration of the original five (5) Business Day notice period set forth Section 8(b)(i).

(c) Mutual Termination. This Agreement may be terminated by the mutual written consent of CEOC and the Preferred Backstop Investors representing more than 75% of the aggregate Backstop Percentage.

(d) Effect of Termination. If this Agreement is terminated pursuant to this Section 8, subject to the last paragraph of Section 8(a), the obligations of such parties contained in Sections 2.3, 9, 10.2 through 10.19 and this Section 8 shall survive any such termination.

Section 9. PROTECTION OF COMMITMENT PAYMENT.

Both of the Company and CEOC shall jointly and severally indemnify, save and hold harmless each Preferred Backstop Investor, and each of their respective directors, officers, stockholders, employees, partners, members, managers, representatives, attorneys, other professional advisors and agents and all of their respective heirs, successors, legal administrators, permitted assigns and designees, and each Person who (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) controls any of the Preferred Backstop Investors and the officers, directors, agents and employees of any such controlling Person (collectively, the “Covered Persons”) from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and reasonable attorneys’ fees) and expenses, as incurred by any or all of the Covered Persons in connection with any direct claim or claim against them by a third party for avoidance of or otherwise in connection with or arising from the payment of the Commitment Payment; provided that neither the Company nor CEOC shall have any obligation to indemnify or save and hold harmless any Covered Person (i) for any claim or expense that is judicially determined (the determination having become final and no longer subject to appeal) to have arisen solely and directly from such Covered Persons’ gross negligence, willful misconduct, or breach of this Agreement that has caused a Preferred Backstop Investor Material Adverse Effect and that would result in the loss of such Preferred Backstop Investor’s entitlement under the terms of this Agreement to payment of the Commitment Payment or (ii) for any claim or expense that is settled prior to a judicial determination as to the exclusion set forth in clause (i) above, but determined by the Bankruptcy Court, after notice and a hearing, to be a claim or expense for which such Covered Person should not receive indemnity under the terms of this Section 9; provided that, without otherwise limiting CEOC’s or the Company’s obligation under this Section 9, CEOC and the Company shall have no obligation to indemnify any Covered Person pending such judicial determination where CEOC or the Company has in good faith and in a reasonable manner, asserted an uncured breach of this Agreement that has caused a Preferred Backstop Investor Material Adverse Effect that would result in the loss of such Preferred Backstop Investor’s entitlement under the terms of this Agreement to payment of the Commitment Payment. This provision will be in addition to the rights of each and all of the Covered Persons to bring an action against the Company for breach of any term of this Agreement. The Company acknowledges and agrees that each and all of the Covered Persons shall be treated as third-party beneficiaries with rights to bring an action against the Company under this Section 9.

Section 10. MISCELLANEOUS.

10.1 Payments. All payments made by or on behalf of CEOC and/or the Company or any of their affiliates to a Preferred Backstop Investor or its assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind.

10.2 Survival. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the Closing for the length of the applicable statute of limitations with respect thereto.

10.3 No Waiver of Rights. All waivers hereunder must be made in writing, and the failure of any party at any time to require another party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

10.4 Notices. Each Preferred Backstop Investor and its successors and assigns shall provide its contact information and wire instructions to KKWC. Such information shall be set forth in Schedule II and Schedule III, respectively, hereto, and shall be modified from time to time to the extent such Preferred Backstop Investor provides written notice to KKWC. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for any party as shall be specified by such party in a notice given in accordance with this Section 10.3).

(a)	If to the Company, to:

[REIT]

[    ]

[    ]

Attention: [    ]

Facsimile: [    ]

with a copy (which shall not constitute notice to the Company) to

[    ]

[    ]

[    ]

Facsimile: [    ]

Attention: [    ]

(b)	If to CEOC, to:

Caesars Entertainment Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Attn: General Counsel

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Ave

New York, NY 10022

Attn:	Paul M. Basta, P.C.
Nicole L. Greenblatt

Facsimile: (212) 446 4900

E-mail Address:	paul.basta@kirkland.com
ngreenblatt@kirkland.com

-and-

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn:	David R. Seligman, P.C.
Ryan Preston Dahl

E-mail Address:	dseligman@kirkland.com
rdahl@kirkland.com

Facsimile: (312) 862-2200

(c)	If to a Preferred Backstop Investor, to the mailing address or facsimile number set forth on Schedule II hereto (as such schedule may be updated by written notice to KKWC).

with a copy (which shall not constitute notice to such Preferred Backstop Investor) to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue, 18th Floor

New York, NY 10176

Telephone: (212) 986-6000

Facsimile: (212) 986-8866

Attention: Mary Kuan, Esq.

Any of the foregoing addresses or facsimile numbers may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address or facsimile number shall be effective only upon receipt.

10.5 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the agreements and documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

10.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth below, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the foregoing, (i) a Preferred Backstop Investor may enter into arrangements with other parties regarding its rights and/or obligations under this Agreement, provided that it shall remain liable for its obligations with respect to the Backstop Commitment, and (ii) the rights, obligations and interests hereunder may be assigned, delegated or transferred, in whole or in part, by any Preferred Backstop Investors (A) either alone or in connection with a corresponding Transfer (as such term is defined in the Restructuring Support Agreement) of Claims (as such term is defined in the Restructuring Support Agreement) to a transferee with the consent of CEOC, such consent not to be unreasonably withheld, delayed or denied and (B) to affiliates and to other Preferred Backstop Investors; provided, however, that such transferee, as a condition precedent to such Transfer, becomes a party to this Agreement and assumes the obligations of the transferring Preferred Backstop Investor under this Agreement by executing an addendum substantially in the form set forth in Exhibit A (the “Addendum”) and, if not at such time, a Preferred Backstop Investor, an assumption in substantially the form set forth in Exhibit B hereto (the “Assumption Agreement”) and deliver the same to Kleinberg, Kaplan, Wolff & Cohen, P.C. (“KKWC”) with a copy to CEOC. Any Transfer that is made in violation of the immediately preceding sentence shall be null and void ab initio, and CEOC and each Preferred Backstop Investor, as applicable, shall have the right to enforce the voiding of such transfer. Following any assignment of a Preferred Backstop Investor’s rights and obligations in this Agreement described in Section 10.9(ii) above, Schedule I hereto shall be updated by KKWC (in consultation with the assigning Preferred Backstop Investor and the Transferee) and delivered to CEOC solely to reflect the name and address of the applicable transferee and the Backstop Percentage that shall apply to such transferee, and any changes to the Backstop Percentage applicable to the assigning Preferred Backstop Investor. Any update to Schedule I hereto described in the immediately preceding sentence shall not be deemed an amendment or modification of this Agreement. In performing this Agreement, CEOC may rely solely on the most current Schedule I delivered by KKWC.

10.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except as expressly set forth in Section 9, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

10.11 Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of CEOC and the Required Preferred Backstop Investors, provided that if any alteration, amendment or modification could be adverse to any of the Preferred Backstop Investors, such Preferred Backstop Investors’ written consent shall be required. This Agreement shall become binding only after the same is signed and delivered by or on behalf of each of the parties hereto.

10.12 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

10.13 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at Law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined in the Bankruptcy Court; (b) irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 10.3 to such party at its address as provided in Section 10.3 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

10.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

10.15 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

10.16 Approvals. Notwithstanding anything to the contrary herein, unless notified in writing to the contrary, for purposes of seeking approvals of the Preferred Backstop Investors hereunder, such as in accordance with Section 6.4, the Company Parties may rely on the written approval (including email) of KKWC.

10.17 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

10.18 Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity, without otherwise limiting the parties’ remedies hereunder.

10.19 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

10.20 Covenants and Representations. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) CEOC, on behalf of itself and the Debtors, shall cause the Company to perform each obligations, covenant, undertaking and agreement in this Agreement, and to cause the Company’s representations and warranties in this Agreement to be true, complete and correct as of the times given and shall be liable for all obligations not satisfied or performed by the Company, (ii) all obligations, covenants, undertakings and agreements of the Preferred Backstop Investors to the Company shall apply only after the Company has been properly incorporated and formed in accordance with the Plan and (iii) the Company shall be deemed to give the representations and warranties with respect to itself and contained in Section 3 only on the Effective Date and on the date that it has been properly incorporated and formed in accordance with the Plan.

[No further text appears; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name:
Title:

[Backstop Commitment Agreement]

PREFERRED BACKSTOP INVESTORS:

FIVE ISLAND ASSET MANAGEMENT

By:
Name:
Title:

[Backstop Commitment Agreement]

WHITEBOX ASYMMETRIC PARTNERS, LP

By:
Name:
Title:

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP

By:
Name:
Title:

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:
Name:
Title:

WHITEBOX INSTITUTIONAL PARTNERS, LP

By:
Name:
Title:

[Backstop Commitment Agreement]

ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors, Inc., as attorney-in-fact

By:
Name:
Title:

ELLIOTT ASSOCIATES, L.P.
By: Elliott Capital Advisors, L.P., as general partner
By: Braxton Associates, Inc., as general partner

By:
Name:
Title:

THE LIVERPOOL LIMITED PARTNERSHIP
By: Liverpool Associates Ltd., as general partner

By:
Name:
Title:

[Backstop Commitment Agreement]

DDJ CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[Backstop Commitment Agreement]

PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC, on behalf of certain funds and accounts

By:
Name:
Title:

[Backstop Commitment Agreement]

J.P. MORGAN INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:

[Backstop Commitment Agreement]

GOLDMAN, SACHS & CO., SOLELY WITH RESPECT TO THE MULTI STRATEGY INVESTING DESK OF THE AMERICAS SPECIAL SITUATIONS GROUP

By:
Name:
Title:

[Backstop Commitment Agreement]

HBK MASTER FUND L.P.

By:
Name:
Title:

[Backstop Commitment Agreement]

FARALLON CAPITAL PARTNERS, L.P.

By:
Name:
Title:

FARALLON CAPITAL AA INVESTORS, L.P.

By:
Name:
Title:

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:
Name:
Title:

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:
Name:
Title:

[Backstop Commitment Agreement]

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:
Name:
Title:

FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.

By:
Name:
Title:

FARALLON CAPITAL (AM) INVESTORS, L.P.

By:
Name:
Title:

NOONDAY OFFSHORE, INC.

By:
Name:
Title:

[Backstop Commitment Agreement]

BRIGADE CAPITAL MANAGEMENT, LP, on behalf of funds and accounts managed by it

By:
Name:
Title:

[Backstop Commitment Agreement]

Schedule I3

SCHEDULE OF PREFERRED BACKSTOP INVESTORS

Name of Preferred Backstop Investors	Backstop Percentage[4]
Certain funds or entities or accounts managed by Brigade Capital Management		%

Certain funds or accounts managed by DDJ Capital Management, LLC

Certain funds or entities or accounts managed by Elliott Management Corporation

Certain funds or entities managed by Farallon Capital Management, LLC

Five Island Asset Management

Goldman, Sachs & Co., solely with respect to the Multi Strategy Investing desk of the Americas Special Situations Group

HBK Master Fund L.P.

Certain funds or entities or accounts managed by JPMorgan Asset Management

PIMCO and/or certain funds or entities or accounts managed by PIMCO

Certain funds of entities managed by Whitebox Advisors, LLC

Total:	100%

[3]	Backstop Percentage has been redacted.
[4]	NTD: The initial percentage for each Preferred Backstop Investor will be equal to the product of (i) the quotient resulting from (x) the amount of Senior Secured Notes designated by such Preferred Backstop Investor, provided such amount shall not exceed the principal amount of the Senior Secured Notes Held by such Preferred Backstop Investor on January 12, 2015 divided by (y) the aggregate amount of Senior Secured Bonds designated by all Preferred Backstop Investors pursuant to clause (x) and (ii) 100.

Schedule II

Notice Information for Preferred Backstop Investors5

[5]	Notice information has been redacted.

Schedule III

Wire Instructions6

[6]	Wire instructions have been redacted.

Exhibit A

ADDENDUM

Reference is made to that certain Backstop Commitment Agreement (as amended, modified or supplemented from time to time, the “Agreement”) by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation ( “CEOC”), and each of the Preferred Backstop Investors party thereto from time to time. Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

Upon execution and delivery of this Addendum by the undersigned, as provided in Section 10.9 of the Agreement, the undersigned hereby becomes a Preferred Backstop Investor, as applicable thereunder and bound thereby effective as of the date of the Agreement.

By executing and delivering this Addendum, the undersigned represents and warrants, for itself and for the benefit of each party to the Agreement, that:

(a)	as of the date of this Addendum, the undersigned has executed and delivered an Assumption and Joinder Agreement therefor (a copy of which is attached to this Addendum) or is as of the date of this Addendum a Preferred Backstop Investor;

(b)	as of the date of this Addendum, with respect to each transferee that (i) is an individual, such Transferee has all requisite authority to enter into this Addendum and to carry out the transactions contemplated by, and perform its respective obligation under, the Agreement and (ii) is not an individual, such transferee is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Addendum and to carry out the transactions contemplated by, and perform its respective obligations under, the Agreement;

(c)	assuming the due execution and delivery of the Agreement by the Company, the Addendum and the Agreement are legally valid and binding obligations of it, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(d)	as of the date of this Addendum, it is not aware of any event that, due to any fiduciary or other duty to any other person, would prevent it from taking any action required of it under the Agreement and this Addendum.

By executing and delivering this Addendum to CEOC, the undersigned agrees to be bound by all the terms of the Agreement.

The undersigned acknowledges and agrees that once delivered to CEOC, it may not revoke, withdraw, amend, change or modify this Addendum unless the Agreement has been terminated.

THIS ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Addendum may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[Signature on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of this [    ] day of [            ].

TRANSFEREE WHO BECOMES A PREFERRED BACKSTOP INVESTOR

[NAME]

as a Preferred Backstop Investor
Name:

Exhibit B

ASSUMPTION AND JOINDER AGREEMENT

Reference is made to (i) that certain Backstop Commitment Agreement (as amended, modified or supplemented from time to time, the “Agreement”), dated as of [            ], 2014, by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation ( “CEOC”) and each of the Preferred Backstop Investors party thereto from time to time, and (ii) that certain Addendum, dated as of [    ], [            ] (the “Transferor Addendum”) submitted by                     , as transferor (the “Transferor”). Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement.

As a condition precedent to becoming a Preferred Backstop Investor, the undersigned (the “Transferee”) hereby agrees to become bound by all the terms, conditions and obligations set forth in the Agreement and the Transferor Addendum copies of which are attached hereto as Annex I. This Assumption and Joinder Agreement shall take effect and shall become an integral part of the Agreement and the Transferor Addendum immediately upon its execution, and the Transferee shall be deemed to be bound by all of the terms, conditions and obligations of the Agreement and the Transferor Addendum as of the date thereof. The Transferee shall hereafter be deemed to be a “Preferred Backstop Investor” and a “party” for all purposes under the Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Assumption and Joinder Agreement has been duly executed by each of the undersigned as of the date specified below.

Date: [                    ]

Name of Transferor	Name of Transferee

Authorized Signatory of Transferor	Authorized Signatory of Transferee

(Type or Print Name and Title of Authorized Signatory)	(Type or Print Name and Title of Authorized Signatory)

Address of Transferee:

Attn:

Tel:

Fax:

E-mail:

Exhibit C

OFFERING CONDITIONS

1.	Holders shall receive an Election Form and ballot in the Solicitation Package, which shall be approved by the Bankruptcy Court.

2.	The Election Form must be submitted by the Subscription Expiration Date.

3.	Returned Election Form for Holders other than the Preferred Backstop Investors must provide evidence of financial wherewithal to purchase the shares of Preferred Stock pursuant to the Rights Offering. CEOC shall determine in its discretion whether such Holders are satisfactory to CEOC (such approved Holders, the “Satisfactory Holders”).

4.	CEOC shall notify the Preferred Backstop Investors of the Satisfactory Holders and the Preferred Stock such Satisfactory Holders have elected to purchase pursuant to the Rights Offering no later than three days before the deadline set by the Bankruptcy Court for the filing of objections to confirmation of the Plan (the “Objection Deadline”).

5.	On or before the Objection Deadline, all Holders designated as Satisfactory Holders (which, for the avoidance of doubt, shall exclude the Preferred Backstop Investors) shall post cash in the amount of the maximum aggregate Per Share Purchase Price for all Preferred Stock such Holder elected to purchase (the “Purchase Amount Obligation”) with a third party escrow agent designated by CEOC and reasonably satisfactory to the Required Preferred Backstop Investors.

6.	To the extent that the cash timely posted by the Satisfactory Holders is less than the Purchase Amount Obligation, the Preferred Backstop Investors shall have the right, but not the obligation, to satisfy their respective Backstop Commitments with respect to any shortfall in the Purchase Amount Obligation, provided that any Backstop Commitment declined by any Preferred Backstop Investor shall be allocated pro rata (based on the Backstop Commitment of the Preferred Backstop Investors electing to participate) to the Preferred Backstop Investors electing to participate.